                                                                      EXHIBIT 23


                          [ERNEST & YOUNG LETTERHEAD]


                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements listed below, of our report on the financial statements and schedules of Comerica Incorporated Preferred Savings Plan dated June 9, 2000 included in this Annual Report on Form 11-K for the year ended December 30, 1999:

     Registration Statement No. 33-42485 on Form S-8 dated August 29, 1991

     Registration Statement No. 33-45500 on Form S-8 dated February 11, 1992

     Registration Statement No. 33-49964 on Form S-8 dated July 23, 1992

     Registration Statement No. 33-49966 on Form S-8 dated July 23, 1992

     Registration Statement No. 33-53220 on Form S-8 dated October 13, 1992

     Registration Statement No. 33-53222 on Form S-8 dated October 13, 1992

     Registration Statement No. 33-58823 on Form S-8 dated April 26, 1995

     Registration Statement No. 33-58837 on Form S-8 dated April 26, 1995

     Registration Statement No. 33-58841 on Form S-8 dated April 26, 1995

     Registration Statement No. 33-65457 on Form S-8 dated December 29, 1995

     Registration Statement No. 33-65459 on Form S-8 dated December 29, 1995

     Registration Statement No. 333-00839 on Form S-8 dated February 9, 1996

     Registration Statement No. 333-24555 on Form S-8 dated April 4, 1997

     Registration Statement No. 333-24569 on Form S-8 dated April 4, 1997

     Registration Statement No. 333-24567 on Form S-8 dated April 4, 1997

     Registration Statement No. 333-24565 on Form S-8 dated April 4, 1997

     Registration Statement No. 333-37061 on Form S-8 dated October 2, 1997



                                                           /s/ ERNST & YOUNG LLP
June 26, 2000